Exhibit 24.5

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoint Mark Malcolm, James Gouin and Jeffrey L. Kersten, and each of them, his attorneys-in-fact, with full power of substitution for him in any and all capacities, to sign any and all pre-effective and post-effective amendments to the Registration Statement on Form S-1 (No. 333-165200) of Tower Automotive, LLC (to be converted to a corporation named Tower International, Inc.), and to file such amendments thereto, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Allan Gilmour		5/26/10
Allan Gilmour	Director